Exhibit 99.1

Cellular Biomedicine Group Obtained NCI Patent License for Next Generation Neoantigen-Reactive Tumor Infiltrating Lymphocyte (TIL) Technology to Treat Solid Tumors

SHANGHAI, China and CUPERTINO, Calif., Oct. 03, 2018 (GLOBE NEWSWIRE) -- Cellular Biomedicine Group Inc. (NASDAQ:CBMG) (“CBMG” or the “Company”), a clinical-stage biopharmaceutical firm engaged in the development of immunotherapies for cancer and stem cell therapies for degenerative diseases, today announced it has entered into a Patent License Agreement (the “License Agreement”) with the National Cancer Institute (“NCI”), an institute of the National Institutes of Health, within the Department of Health and Human Services. Pursuant to the License Agreement, NCI granted CBMG a non-exclusive, sub-licensable worldwide license to develop, manufacture and commercialize next generation neoantigen-reactive tumor infiltrating lymphocyte (“TIL”) technology to treat a variety of cancers.
“We are extremely pleased to finalize this License Agreement as this next generation TIL technology will fortify our clinical development pipelines for solid tumors.  It is a significant extension of our CAR/TCR-T pipelines against solid tumors in the immuno-oncology platform,” stated Tony (Bizuo) Liu, Chief Executive Officer of CBMG. “The medical oncology community is very aware of the innovative work using T cell-based immunotherapy and autologous TIL transfer for the treatment of various cancers. We look forward to continuing to advance this field.”

About Cellular Biomedicine Group

Cellular Biomedicine Group, Inc. (NASDAQ: CBMG) develops proprietary cell therapies for the treatment of cancer and degenerative diseases. We conduct immuno-oncology and stem cell clinical trials in China using products from our integrated GMP laboratory. Our GMP facilities in China, consisting of 12 independent cell production lines, are designed and managed according to both China and U.S. GMP standards.  Our Shanghai facility includes a “Joint Laboratory of Cell Therapy” with GE Healthcare and a “Joint Cell Therapy Technology Innovation and Application Center” with Thermo Fisher Scientific, whose partnerships focus on improving manufacturing processes for cell therapies. The CBMG pipeline includes preclinical compounds targeting CD20-, CD22- and B-cell maturation antigen (BCMA)-specific CAR-T compounds, and T-cell receptor (TCR) and tumor infiltrating lymphocyte (TIL) technologies. A Phase IIb trial in China for Rejoin®  autologous Human Adipose-derived Mesenchymal Progenitor Cell (haMPC) for the treatment of Knee Osteoarthritis (KOA) as well as a Phase I trial in China for AlloJoin™ (CBMG's “Off-the-Shelf” haMPC) for the treatment of KOA are ongoing. CBMG is included in the broad-market Russell 3000® Index and the small-cap Russell 2000® Index, and the Loncar China BioPharma index. To learn more about CBMG, please visit www.cellbiomedgroup.com.

Forward-Looking Statements

Statements in this press release relating to plans, strategies, trends, specific activities or investments, and other statements that are not descriptions of historical facts and may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include those regarding our ability to implement our plans, strategies and objectives for future operations, including regulatory approval of our IND applications, our plan to configure part of our Shanghai facility with GE Healthcare's FlexFactory platform, our ability to execute on our obligations under the terms of our licensing and collaboration arrangement with Novartis, our ability to execute on proposed new products, services or development thereof, results of our clinical research and development, regulatory infrastructure governing cell therapy and cellular biopharmaceuticals, our ability to enter into agreements with any necessary manufacturing, marketing and/or distribution partners for purposes of commercialization, our ability to seek intellectual property rights for our product candidates, competition in the industry in which we operate, overall market conditions, any statements or assumptions underlying any of the foregoing and other risks detailed from time to time in CBMG's reports filed with the Securities and Exchange Commission, quarterly reports on form 10-Q, current reports on form 8-K and annual reports on form 10-K. Forward-looking statements may be identified by terms such as “may,” “will,” “expects,” “plans,” “intends,” “estimates,” “potential,” or “continue,” or similar terms or the negative of these terms. Although CBMG believes the expectations reflected in the forward-looking statements are reasonable, they cannot guarantee that future results, levels of activity, performance or achievements will be obtained. CBMG does not have any obligation to update these forward-looking statements other than as required by law.
Contacts:
Sarah Kelly
Director of Corporate Communications, CBMG
+1 408-973-7884
sarah.kelly@cellbiomedgroup.com